UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2008

SPACEHAB, Incorporated
(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12130 Galveston Road (Hwy 3), Building 1, Webster, Texas	77598
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 558-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02.  Termination of a Material Definitive Agreement

                On February 19, 2008, the Stock Purchase Agreement among SPACEHAB, Incorporated (the “Company”), and Lanphier Capital Management, Inc. and Bruce Fund, Inc. (the “Investors”) dated February 11, 2008, under which the Investors agreed to purchase $5.5 million of convertible preferred stock of the Company, terminated. The purchase of the Series D convertible preferred stock under the Stock Purchase Agreement was contingent upon the Company’s receipt of an award of a Space Act Agreement of not less than $120 million under NASA’s Commercial Orbital Transportation Services — Demonstration Program. On February 19, 2008, NASA announced that the Company would not receive an award under this program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

Date: February 21, 2008

	By:	/s/Brian K. Harrington
Brian K. Harrington
Senior Vice President, Chief Financial Officer, Treasurer
and Secretary